AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 MARCH 16, 2004

                    REGISTRATION NO. _______________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             BV PHARMACEUTICAL, INC.

                 (Name of small business issuer in our charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)



                   8099-12                          72-1580091
        ----------------------------    ------------------------------------
        (Primary standard industrial    (I.R.S. Employer Identification No.)
                                         classification code number)

                           2890 Vassar Street, Suite A
                                 Reno, NV 89502
                                  775.352.4160
          (Address and telephone number of principal executive offices)


                           Michael J. Morrison, Chtd.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775.827.6300
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                       CALCULATION OF REGISTRATION FEE (1)



Title of class of                               Proposed maximum            Amount of
securities to be registered                  aggregate offering price    Registration Fee
and number of shares
-----------------------------------------------------------------------------------------
Common Stock, no par value per share             $1,387,420.00               $346.85
 6,937,100 shares


                         TOTAL REGISTRATION FEE $346.85

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Commission, acting pursuant to said section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                             BV PHARMACEUTICAL, INC.

                        6,937,100 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 6,937,100 shares of our common stock by the selling security holders.

We are filing this  registration  statement  on a voluntary  basis,  pursuant to section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in order to ensure that public information is readily accessible to all shareholders and potential investors, and to increase our access to financial markets. In the event our obligation to file periodic reports is suspended pursuant to the Exchange Act, we anticipate that we will continue to voluntarily file such reports.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is March 16, 2004.

                                TABLE OF CONTENTS


                                                                            Page

     Front Cover Page of Prospectus                                            2
     Inside Front and Outside Back Cover Pages of Prospectus                   3
     Summary Information & Risk Factors                                        3
     Use of Proceeds                                                           9
     Determination of Offering Price                                           9
     Dilution                                                                  9
     Selling Security Holders                                                  9
     Plan of Distribution                                                     12
     Legal Proceedings                                                        13
     Directors, Executive Officers, Promoters and Control Management          13
     Security Ownership of Certain Beneficial Owners and Management           14
     Description of Securities                                                15
     Interest of Named Experts and Counsel                                    16
     Disclosure of Commission  Position on Indemnification for
       Securities Act Liabilities                                             16
     Description of Business                                                  16
     Management's Discussion and Analysis or Plan of Operation                16
     Description of Property                                                  23
     Certain Relationships and Related Transactions                           23
     Market for Common Equity and Related Stockholder Matters                 23
     Executive Compensation                                                   24
     Financial Statements                                                     24
     Changes in and Disagreements with Accountants on Accounting
       and Financial Disclosure                                               32
     Indemnification                                                          32
     Other Expenses of Issuance and Distribution                              32
     Recent Sales of Unregistered Securities                                  33
     Exhibits                                                                 35
     Undertakings                                                             35


                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.

Our Company is in the development stage and we have only produced nominal revenues.

THE OFFERING


         Securities Offered            6,937,100 shares of Common Stock.

         Offering Price Per Share      $.20

         Offering                      The Shares are being offered by the
                                       selling securities holders.

         Proceeds The Company will receive no proceeds from this offering.

         Number of Shares              Before the Offering: 37,480,100 Shares of
         Outstanding                   Common Stock. After the Offering:
                                       37,480,100 Shares of Common Stock

                          FINANCIAL SUMMARY INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.




Balance Sheet Data:             12/31/03     12/31/02     12/31/01
-------------------             --------     --------     --------

CASH   (1)                        $3,708      $0            $6,090

TOTAL ASSETS                      $3,708      $0            $6,090

TOTAL LIABILITIES                 $3,600      $0                $0

STOCKHOLDERS'EQUITY                 $108      $0            $6,090

(1) Subsequent to December 31, 2003, the Company issued two convertible debentures in the principal amount of $25,000 each, for a total amount of $50,000.00, to two (2) separate unrelated non-U.S. parties. The accrued principal and interest on these debentures are convertible into common shares of the Company on the basis of $0.20 per common share, at the option of the debenture holder, at any time within 24 months from the date of the debenture. These debentures bear interest at 10% per annum on any unpaid principal balance, and the unpaid balance shall be paid, on or before two (2) years from the date of the debentures, in either cash or common shares, at the option of the holder.

                                  RISK FACTORS

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. In addition to the risk factors identified under the captions below, the operation and results of our business are subject to risks and uncertainties identified elsewhere in this registration statement, as well as the following general risks and uncertainties:

         o general economic conditions in the geographic areas that are being targeted for our proposed services;

         o     the  ability to  achieve  and  maintain  market  penetration  and
               average  per  customer  revenue  levels   sufficient  to  provide
               financial viability to our proposed business; and

         o fluctuations in the actual and forecast demand for our proposed services.


               RISKS RELATED TO OUR COMPANY AND PROPOSED BUSINESS

OUR STATUS AS A DEVELOPMENT STAGE COMPANY WITH NOMINAL REVENUES SUBJECTS YOUR INVESTMENT TO A HIGH DEGREE OF RISK.

We only recently started our business operations and have nominal revenues. We cannot assure that we will ever generate sufficient revenues to develop successful operations, or make a profit. We have a limited operating history for investors to evaluate our business strategy. As a result of our lack of any significant operating history, we have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Therefore, your investment is at high risk because we may fail in our business.

WE MAY HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING.

We currently have a limited source of funds and nominal revenues which we expect to sustain our operations, as proposed, for approximately 12 months. However, depending on the development and activities of our business, and unforeseen and unanticipated events in our business, we may require additional funding over the next 12 months to develop our business. In such event, we may need immediate additional funding. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of our DNA accumulation and storage process. If adequate funds are not available, as and when needed, we may be required to curtail operations or obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital could impair the technical and presentational aspects of our DNA accumulation and storage process and our marketing abilities. In fact, if we do not obtain the necessary funding, we may be forced to cease operations.

WE HAVE SUBSTANTIAL LONG-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING.

We anticipate we may need substantial additional financing, in amounts not yet known or determined by us, in the next 12-24 months to further develop our DNA Profile and Copyright process and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our services independently or with other companies through collaborative arrangements. At this time, we have no known source and have not inquired into sources for collaborative arrangements. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.

WE HAVE A POOR FINANCIAL CONDITION AND MAY BE UNABLE TO ADEQUATELY DEVELOP OUR BUSINESS OR EARN A PROFIT.

Because we have a very limited operating history, limited assets, and nominal revenues, an investor cannot determine if we will ever be profitable. We will likely experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from licensing our unpatented process for collection of DNA samples to marketing agents on a geographical basis and accumulate and store of DNA samples in a copyright compliant database, but there can be no assurance that we will be successful in our plan of operations or generate a profit, or if our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide an efficient accumulation and storage of DNA samples.

OUR MANAGEMENT WILL DEVOTE LIMITED ATTENTION TO OUR BUSINESS OPERATIONS AND THIS MAY LIMIT THE DEVELOPMENT OF OUR BUSINESS.

Since we do not have sufficient cash available to pay our management for their services, our management personnel will all be devoting their efforts to other businesses and will only devote a portion of their time to our Company's business. This lack of full-time attention from our management could result in our business not developing as well or as fast as it otherwise could, or it may result in the failure of our business.

WE HAVE LITTLE MANAGERIAL EXPERTISE IN THE DEVELOPMENT OR DISSEMINATION OF DNA INFORMATION AND THIS MAY CAUSE OUR BUSINESS TO SUFFER.

Because our management has little experience in developing and disseminating DNA information, or compiling and maintaining a database, our abilities in this area may be limited and our business may suffer. Even if our management develops a sufficient quantity of DNA information and database experience, it may be unable to particularize or adapt it to the needs of website visitors or the marketplace for such services.

OUR LACK OF A WELL-DEVELOPED BUSINESS PLAN MAKES IT DIFFICULT FOR YOUR TO EVALUATE OUR BUSINESS.

Because we currently do not have a well-developed business plan, we may spend an excessive amount of our financial and operational resources in development and implementation of our business plan. We are entering into a field of business that is not well established and we will be developing our business plan and strategies as we proceed.

OUR LACK OF SUBSTANTIAL REVENUES AND PROFITS, COMBINED WITH OUR LOSSES, MAKE IT DIFFICULT FOR US TO SUCCEED AS A BUSINESS.

We have nominal revenues and limited revenue sources, yet we have significant costs and losses. Our DNA profile and copyright process has not been fully developed. We cannot assure that we will obtain the necessary working capital to fully develop it.

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

IF WE ARE UNABLE TO ATTRACT  AND RETAIN  QUALIFIED  PERSONNEL  WITH  DNA-RELATED
EXPERIENCE,   OUR  BUSINESS  COULD  SUFFER,  AND  YOU  COULD  LOSE  YOUR  ENTIRE
INVESTMENT.

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with DNA-related and database experience. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary managerial, sales and marketing, technical and customer service personnel, we may not develop a sufficient customer base to adequately fund our operations and our business could fail, and you would lose your entire investment.

LIMITED OPERATING HISTORY, NOMINAL REVENUE AND MINIMAL ASSETS

Our Company has a limited operating history, nominal revenues, to date, minimal assets and limited financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring an initial net operating loss until we either generate revenues sufficient to sustain operations, of which there can be no assurance, or we complete future financing, of which there can be no assurance. There is no assurance that our Company will ever produce significant revenues or profits in the near future.

IF THE SECURITIES DO NOT MEET BLUE SKY RESALE REQUIREMENTS, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.

The securities offered by this prospectus must meet the Blue Sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of an opportunity to sell your securities and they may be of little or no value to you. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements.


                         RISKS RELATED TO OUR OPERATIONS

WE DEPEND ON OUR KEY PERSONNEL AND QUALIFIED TECHNICAL STAFF AND, IF WE LOSE THEIR SERVICES, OUR ABILITY TO MANAGE THE DAY-TO-DAY ASPECTS OF OUR BUSINESS WILL BE WEAKENED. WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

We are highly dependent on the services of our management and other key personnel. The loss of the services of members of our senior executive management team or other key personnel could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services.

We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business.

THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED FOR THEIR FULL DESIGN LIFE.

Each of our systems is and will be subject to the risks inherent in computer-based internet business activities. The operation, administration, maintenance and repair of our computer systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render us unable to perform at design specifications.

THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD IMPAIR OUR ABILITY TO RETAIN CUSTOMERS AND OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, OR RESULT IN INCREASED CAPITAL EXPENDITURES, WHICH WOULD ADVERSELY AFFECT OUR REVENUES OR CAPITAL RESOURCES.

Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, billing and accounts receivable functions, and service verification and payment functions. If any of these systems fail or do not perform as expected, it would adversely affect our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which would adversely affect our revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and data provided by service providers from whom we lease facilities.

Furthermore, processing higher volumes of data or additionally automating system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY.

While we do not believe that there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to provide our services, there can be no assurances in this regard. If there is intellectual property that is owned by others for we which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property, thereby adversely affecting operating results.

OUR OPERATIONS MAY FACE POLITICAL, LEGAL AND OTHER RISKS FROM OUR OPERATIONS IN FOREIGN JURISDICTIONS.

We expect to derive a substantial portion of our revenue from our website and internet operations. As a result, our business is subject to particular risks, including:

         o uncertain and rapidly changing political and economic conditions, including the possibility of civil unrest, vandalism affecting cable assets, terrorism or armed conflict;
         o     unexpected changes in regulatory environments and trade barriers;
               and
         o     exposure to different legal and regulatory standards.


                  RISKS RELATED TO COMPETITION AND OUR INDUSTRY

TECHNOLOGICAL ADVANCES AND REGULATORY CHANGES MAY ERODE REVENUES WHICH COULD BE DERIVED FROM INTERNET OPERATIONS, WHICH COULD INCREASE COMPETITION AND PUT DOWNWARD PRESSURE ON PRICES FOR OUR PROPOSED SERVICES.

New technologies and regulatory changes, particularly those permitting free access to data, including DNA data, if any, could impair our prospects, put downward pressure on prices and adversely affect our operating results.

We face potential competition in our market from the incumbent providers of DNA services and information. This potential competition places downward pressure on prices for data services, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may enter into the market. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SUPERIOR RESOURCES, WHICH COULD PLACE US AT A COST AND PRICE DISADVANTAGE.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger customer bases. As a result, some of our competitors and potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors' and potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our competitors' and potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose.

CHANGES IN REGULATORY ENVIRONMENTS MAY REQUIRE US TO OBTAIN AND MAINTAIN A NUMBER OF GOVERNMENTAL LICENSES AND PERMITS.

Our operations are currently not subject to regulation in the United States or Canada. However, changing regulatory environments may require us to obtain and maintain a number of governmental licenses and permits in the future. If we fail to comply with those regulatory requirements or obtain and maintain those licenses and permits, we may not be able to conduct our business. Moreover, those regulatory requirements could change in a manner that significantly increases our costs or otherwise adversely affects our operations.

WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, WE MAY NOT BE ABLE TO CONDUCT OUR BUSINESS.

We depend and will continue to depend upon third parties to:

         o install and/or upgrade some of our systems and provide equipment and maintenance;
         o     provide internet access for our website and services.

We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business.

POWER OUTAGES AND ROLLING BLACKOUTS MAY ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

On August 14, 2003, eight states and southern Canada experienced a widespread power outage after extreme energy fluctuations in the power grid. California experienced rolling power outages and brownouts in the San Francisco Bay Area in the year 2000 and in Los Angeles County in March and May of 2001 due to shortages of energy supply in the affected areas. Although we intend to make every reasonable effort to protect our computer equipment from power outages, we have no control over where, when and for how long such power outages may occur and whether such outages exceed the capacity of our protection or the capacity of telecommunications bandwidth and facilities providers that provide services to us. Hence, power outages may impact our proposed services and our business and operations support systems in a manner that disrupts our operations and have a material adverse effect on our business.

TERRORIST ATTACKS AND OTHER ACTS OF VIOLENCE OR WAR MAY ADVERSELY AFFECT THE FINANCIAL MARKETS AND OUR BUSINESS AND OPERATIONS.

As a result of the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. These events and concerns about future terrorist attacks could lead to volatility or illiquidity in world financial markets. They could cause consumer confidence and spending to decrease or otherwise adversely affect the economy. These events could adversely affect our business and our ability to obtain financing on favorable terms. Future terrorist attacks against the United States are possible. Since telecommunications networks, including the internet, and equipment may be considered critical infrastructure for our proposed operations, it is possible that our physical facilities or network control systems could be the target of such attacks, or that such attacks could impact other telecommunications companies in a manner that disrupts our operations. Any of these occurrences could materially adversely affect our business.

THE  UNCERTAINTY  OF  ADDITIONAL   CAPITAL  PLACES  US  AT  RISK  FOR  CONTINUED
OPERATIONS.

The Company cannot offer assurances that funds will be raised when it requires them or that the Company will be able to raise funds on suitable terms, as and when needed. Failure to obtain such financing as and when needed could delay or prevent the Company's proposed business operations, which could adversely affect the Company's actual business, financial condition and results of operations, if any. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur.

THE COMPANY'S CASH FLOW COULD BE LOWER THAN ANTICIPATED DUE TO SLOWER THAN EXPECTED CUSTOMER ACCEPTANCE.

The Company has generated nominal cash flow, but there is no assurance its proposed services will be accepted by anticipated customers, or that any such customers will accept the services at a time and in a manner that will produce revenues for the Company as and when required for operations.

PROTECTION OF THE COMPANY'S INTELLECTUAL PROPERTY IS LIMITED.

The Company has only applied for protection of its name as a service mark, and has only obtained the website recently. There is no assurance a service mark will be granted or that the Company will be able to successfully defend its service mark if contested or infringed upon.

THE COMPANY'S STOCK PRICE MAY BE VOLATILE.

In recent years and months, the U.S. stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performances of specific companies, have had a substantial effect on the market price of stocks, particularly penny stocks like the Company's. It is also possible that the Company's operating results will not meet the expectations of its public market analysts, which could have an adverse effect on the trading price of its common shares. Accordingly, in the event the Company's stock ever trades on an exchange, of which there can be no assurance, the market price, if any, for the Company's Common Stock may fluctuate substantially.


THE COMPANY DOES NOT PLAN TO PAY DIVIDENDS.

The Company has not yet realized positive net revenues and has not, since incorporation, paid dividends. The Company expects to use any earnings to fund its ongoing operations and to fund future network and market development.

PENNY STOCK REGULATIONS MAY LIMIT THE POTENTIAL PURCHASERS OF OUR STOCK IN ANY MARKET THAT MAY DEVELOP.

Broker-dealer practices in connection with transactions in "PENNY STOCKS" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC" or the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or trading system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. the Company's securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell its securities.

                                 USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Not applicable. The selling security holders will be able to determine the price at which they sell their securities.

                                    DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

                            SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.



Beneficial                                          Beneficial
Ownership                                           Ownership


Name (1)                                             Before Offering                   Maximum Number
                                                 Shares         Percent                of Shares Being   Shares After
                                                                                           Offered       Offering (2)


541672 B.C. Ltd.                              1,359,500           4%                      1,359,500         0

Abey, Michael H.                                    500      Less than 1%                       500         0

Adams, James                                        500      Less than 1%                       500         0

Anderson, Frank                                     500      Less than 1%                       500         0

Aziz, Shamma                                        500      Less than 1%                       500         0

Cahill, Raymond                               1,339,600           4%                      1,339,600         0

Calderwood, Eleanor                                 500      Less than 1%                       500         0

Chan, Dwight                                       1000      Less than 1%                      1000         0

Chan, Kenny                                        1000      Less than 1%                      1000         0

Charuk, Barb                                        500      Less than 1%                       500         0

Charuk, James                                       500      Less than 1%                       500         0

Charuk, Robert                                      500      Less than 1%                       500         0

Charuk, Travis                                      500      Less than 1%                       500         0

Clancey, Declan                               1,359,000           4%                      1,359,000         0

Clark, Maxine                                       500      Less than 1%                       500         0

Dempsey, Frank                                     5000      Less than 1%                      5000         0

Dosanjih, Sonny                                     500      Less than 1%                       500         0

EH&P Investments AG                           1,359,500           4%                      1,359,500         0

Fleming, Patricia                                   500      Less than 1%                       500         0

Follett, Julie                                      500      Less than 1%                       500         0

Franco, David                                       500      Less than 1%                       500         0

Gajdics, Tibor                                1,359,500          4 %                      1,359,500         0

Gajdics, Steve                                      500      Less than 1%                       500         0


                                       10

Gallie, Kenneth                                     500      Less than 1%                       500         0

Glinsbockel, Sylvia                                 500      Less than 1%                       500         0

Gorrell, A. Ross                                   1000      Less than 1%                      1000         0

Haas, Erwin                                        2000      Less than 1%                      2000         0

Hamilton, Richard                                  1500      Less than 1%                      1500         0

Havanna Consultants                                6500      Less than 1%                      6500         0

Hilbert, Chantal                                    500      Less than 1%                       500         0

Holland, Warwick                                    500      Less than 1%                       500         0

Holliday, Jill                                   60,000      Less than 1%                    60,000         0

Holliday, H.G.                                      500      Less than 1%                       500         0

Johnson, Kurt                                       500      Less than 1%                       500         0

Kurtyka, Anna                                       500      Less than 1%                       500         0

Larmour, Jodi                                      2000      Less than 1%                      2000         0

Larson, Christina                                   500      Less than 1%                       500         0

Larson, Christina in Trust                                                                                  0
        For Jennifer Larson                         500      Less than 1%                       500

Legg, William E.                                    500      Less than 1%                       500         0

Lopushinsky, Terri                                  500      Less than 1%                       500         0

Lyons, Donald                                      1500      Less than 1%                      1500         0

McLaughlin, Heather                                 500      Less than 1%                       500         0

Michiel, Spencer                                    500      Less than 1%                       500         0

Moberg, James                                       500      Less than 1%                       500         0

Rasmussen, Paul                                     500      Less than 1%                       500         0

Rottare, Tyler                                      500      Less than 1%                       500         0

Sawyer, Mithra                                   60,000      Less than 1%                    60,000         0

Stewart, Gary                                       500      Less than 1%                       500         0

Visram, Asif in Trust
     For Shyanne Visram                             500      Less than 1%                       500

Visram, Asif                                        500      Less than 1%                       500         0


                                       11

Visram, Badrudin                                    500      Less than 1%                       500         0

Whelan, Bonnie                                      500      Less than 1%                       500         0

Wong, Anthony                                       500      Less than 1%                       500         0


                           Total              6,937,100                                   6,937,100


(1) None of the selling security holders have, or ever had, any material relationship with our corporation or any of its predecessors and/or affiliates. None of the individual shareholders are affiliated, directly or indirectly, with any of the other shareholders, or with the corporate shareholders.

(2) Assumes the sale of all shares offered by Selling Security Holder.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of resales of our securities resales.

                              PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledge in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve BV Pharmaceutical, Inc..

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

(a)      Directors and Officers

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Our officers and directors will devote their time to the business on an "as-needed" basis. Information as to the directors and executive officers is as follows:


     Name                                 Age       Position
     Art Bandenieks
     2876 - 252nd Street                  48        President, CEO, Secretary
     Aldergrove, B.C.  V4W 2R2                      and Director

     Lee Southern
     2020 Bellevue Ave                    60        Treasurer, CFO and Director
     West Vancouver, B.C. V7V 1B8


ART BANDENIEKS has been the President, CEO, Secretary and a Director of the Company since November 2000. For more than the past 5 years, he has been an independent consultant and has extensive experience in selling and marketing in the very sophisticated and demanding field of medical diagnostic equipment. Mr. Bandenieks is an accomplished public speaker on medical diagnostic products, including sophisticated instrumentation and related supplies. He earned a B.Sc. degree in Psychology from the University of British Columbia in 1978. He also did graduate studies on the faculty of Pharmaceutical Science the University of British Columbia.

LEE SOUTHERN has been the Treasurer, CFO and a Director of the Company since November 2000. He has, for over 35 years, been engaged as a consultant in and has been involved in management in the education and political sectors in Canada. He earned B.A. in Political Science & History and an M..A. in Political Science from the University of Manitoba. He also holds a doctorate in Higher Education Management from the University of British Columbia.

(b) Significant Employees.

Other than the officers of the Company, there are no employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.
No officer,  director, or persons nominated for these positions, and no promoter
or  significant   employee  of  our  corporation  has  been  involved  in  legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to BV Pharmaceutical, Inc., to be a beneficial owner of five percent (5%) or more of our common stock, by our directors individually, and by all of our directors and executive officers as a group, as of December 31, 2003. Each person will have sole voting and investment power with respect to the shares shown.


                     SECURITY OWNERSHIP OF BENEFICIAL OWNERS


TITLE OF CLASS      NAME OF OWNER        SHARES BENEFICIALLY          PERCENTAGE
                                               OWNED                   OWNERSHIP

Common              Art Bandenieks,           30,453,000                     81%

All the shares listed above were acquired by Mr. Bandenieks in December 2000 and are restricted pursuant to Rule 144.





                        SECURITY OWNERSHIP OF MANAGEMENT


TITLE OF CLASS      NAME OF OWNER        SHARES BENEFICIALLY          PERCENTAGE
                                               OWNED                   OWNERSHIP

Common              Art Bandenieks            30,543,000                     81%


Common              Lee Southern                     Nil                     Nil

Total Shares Held                             30,543,000                     81%




All the shares listed above were acquired by Mr. Bandenieks in December 2000 and are restricted pursuant to Rule 144.

All Officers and Directors as a Group 30,543,000 Direct 81% (Approx.) (1 Individual).

(c) Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our company President, principal stockholder and Director, Art Bandenieks, currently, owns approximately 81% of our common stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, an will not require the approval of the minority stockholders in order to take any action. In addition, Art Bandenieks will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Art Bandenieks may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders. In essence, Mr. Bandenieks controls our Company and your vote is of little importance or consequence.

                            DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

GENERAL
We are authorized to issue 100,000,000 shares of common stock, with no par value. As of December 31, 2003, there were 37,480,100 common shares issued and outstanding. The Board of Directors has authority to issue the balance of 62,519,900 shares of our authorized stock without shareholder consent, on terms and conditions set in the discretion of the Board, which may dilute the value of your stock. All shares of common stock outstanding are validly issued, fully paid for and non-assessable.

VOTING RIGHTS
Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

DIVIDEND POLICY.
All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.
Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

STOCK TRANSFER AGENT
Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 6,937,100 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 30,543,000 of our outstanding shares are held by one affiliate: Mr. Bandenieks owns 30,543,000 shares, all of which have been held for over one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 30,543,100 outstanding restricted securities held by Mr. Bandenieks, a director and officer of the company, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.
                                     EXPERTS

ACCOUNTANTS

Our Audited Financial Statements for the period from June 30, 2000 (inception) to December 31, 2003, have been included in this prospectus in reliance upon of Amisano Hanson, Chartered Accountants, 750 West Pender Street, Suite 604, Vancouver, B.C. Canada, V6C 2T7, telephone 604-689-0188, as experts in accounting and auditing.

LEGAL MATTERS

The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

DESCRIPTION OF BUSINESS

BV Pharmaceutical, Inc. is a Nevada corporation, which was originally formed on June 30, 2000 under the name of All Printer Supplies.com. On April 17, 2003, the Company changed its name to BV Pharmaceutical, Inc. Its principal place of business is located at 2890 Vassar Street, Suite A, Reno, NV 89502. The Company was organized to engage in any lawful corporate business. BV Pharmaceutical, Inc., has been in the developmental stage since inception and has a very limited operating history and nominal revenues.


BV Pharmaceutical, Inc has limited start-up operations and is considered a development stage Company. On September 23, 2003 the amended Articles of Incorporation were filed with the state of Nevada to increase the number of authorized capital stock to 100,000,000 common shares without any par value.

BUSINESS DEVELOPMENT.

We were incorporated in the State of Nevada on June 30, 2000, for the purpose of providing consulting services to businesses, and engaging in any other lawful activity.

PRINCIPAL PRODUCTS AND SERVICES

The primary activity of BV Pharmaceutical, Inc., is to offer a solution to the uncertainty surrounding an individual's ownership of their own, personal and unique DNA Profile. Our business objective is to provide a system and method by which any person can register themselves and their unique, individual and personal DNA profiles/patterns and their DNA profiles/patterns can be generally covered under existing U.S. Copyright laws, thereby taking a reasonable step to help prevent duplication or potential theft of their individual DNA in any form, now known or later developed.

DNA is a material that governs inheritance of eye color, hair color, stature, bone density and many other human and animal traits. DNA is a long but narrow string-like object. A one-foot long string or strand of DNA is normally packed into a space roughly equal to a cube 1/millionth of an inch on a side. This is possible only because DNA is a very thin string.


Our body's cells each contain a complete sample of our DNA. One cell is roughly equal in size to the cube described in the previous paragraph. There are muscle cells, brain cells, liver cells, blood cells, sperm cells and others included in DNA sample. Basically, every part of the body is made up of these tiny cells and each contains a sample or complement of DNA identical to that of every other cell within each person's body. There are a few exceptions. For example, our red blood cells lack DNA. However, blood itself can be typed because of the DNA contained in our white blood cells.


Not  only  does  the  human  body  rely  on  DNA  for  to  identify   individual
characteristics, but so do most living things, including plants, animals and bacteria.


A strand of DNA is made up of tiny building blocks. There are only four different basis building blocks in DNA. Scientists usually refer to these using four letters, each letter identifying one of the four different building blocks. The letters are: A, T, G and C. These four letters are short "nicknames" for more complicated chemical names, but actually the letters (A,T,G and C) are used much more commonly than the chemical names, so the chemical names will not be mentioned here. Another way of referring to the building blocks or letters is to call them "bases".


For  example,   to  refer  to  a  particular  piece  of  DNA,  we  might  write:
AATTGCCTTTTAAAAA. This is a perfectly acceptable way of describing a piece of DNA. Someone with a machine called a DNA synthesizer could actually synthesize the same piece of DNA from the information AATTGCCTTTTAAAAA alone.


The sequence of bases (letters) can create a code for many properties of the body's cells. The cells can read this code. Some DNA sequences encode important information for the cell. Such DNA is called, not surprisingly, "coding DNA." Our cells also contain much DNA that doesn't encode anything that we know about. If the DNA doesn't encode anything, it is called non-coding DNA or sometimes, "junk DNA".


The DNA code, or genetic code, as it is most commonly referred to, is passed through the sperm and egg to the offspring. A single sperm cell contains about three billion bases consisting of A,T,G and C that follow each other in a well-defined sequence along the strand of DNA.


Both coding and non-coding DNA's may vary from one individual to another. These DNA variations can be used to identify people, or at least distinguish one person from another.

DNA COPYRIGHT PROCESS

The process begins with providing a secure DNA sample to one of our offices or one of our affiliated testing facilities, which processes and analyzes it, establishes the required criteria for proof of ownership and copyright of your unique and original DNA Pattern, and then a consumer is provided with our DNA Copyright Certificate of DNA Copyright.

We estimate the entire DNA Copyrighting Process will take approximately four weeks from the time of DNA sample collection. This does not include the Optional registration with the U.S. Copyright Office. The Steps of the Process include:

1. DNA Sample is collected by an independent laboratory.
2. The DNA Sample is processed
3. A DNA Profile is determined
4. The DNA Profile is compared against other DNA Copyrights
5. Results of the comparison are documented and encrypted, and a DNA Profile and Copyright Bank Certificate is issued to the consumer.

The instructions and examples on our website are intended to allow potential consumers to quickly begin the DNA Copyright process for their personal and unique DNA profile. To initiate the DNA Copyright process requires a fee of US$120.

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OUR DNA COPYRIGHT SERVICES INCLUDE THE FOLLOWING INFORMATION FOR CONSUMERS:

1. What is DNA?
   DNA stands for Deoxyribo-Nucleic-Acid and is basically a long and complex molecule that carries information in the form of a chemical code. This code will tell the body and cells how to grow and form. This chemical code is unique in every single person, thus the analysis of the chemical code gives the ability to perform highly accurate testing of relationship, identity, etc.

2. What is a DNA Copyright?
   A DNA Copyright is an established copyright on the unique DNA Profile, or DNA Pattern, of an individual under United States and international copyright laws. The concept was developed upon realization of the danger of DNA theft on a large scale basis. Since the DNA Copyright is not on specific genes or DNA as a whole (which is owned by everyone), but on an individual's unique DNA pattern, it is possible for any person to establish a DNA Copyright for themselves.

   A person's DNA Copyright on their own DNA Profile pattern should enjoy all of the same legal benefits of copyrights for music, literature, software, architecture, etc. Copyrights do not require registration with the U.S. Copyright Office to be in effect; however, under applicable current laws, registering the copyright with the U.S. Copyright Office does provide additional legal benefits should an infringement occur. The Company believes that the DNA Copyright registration with the Federal government is a Client's personal decision. For various reasons, they may not want to pursue this course of action.

   If they so chose, for an additional fee of $100.00, the Company will process the Client's materials for submission to the U.S. Copyright Office.

3. What is a DNA Pattern or Profile?
   First note that the DNA Pattern or Profile is different than DNA as a whole. DNA as a whole is shared by almost all humans, and by some animals as well. For this reason one cannot patent or copyright DNA. An individual's unique
   DNA Pattern is also called their DNA Profile, DNA Fingerprint, or DNA Barcode. People differ in their genetic makeup by a minuscule amount, perhaps by as much as 1/10th of 1% ((about 0.10 percent of the human genome). The small areas of difference can be used to establish a DNA profile, unique to that individual.

   DNA samples are processed to identify a group of specific DNA regions (loci) by using DNA marker probes that seek out and bind to a complementary DNA segment. The DNA technology utilized for creating this type of DNA analysis is called Short Tandem Repeat (STR).

   One marker alone is not unique to any particular individual, for each marker there are set probabilities that it will appear in the general population. An analysis could confidently conclude that a number of people will probably have this specific marker with this specific value. The percentage of people can be, for example, 8.5% or 11.2%. The more markers analyzed with the probes, the more values are generated for a DNA sample. From this analysis a unique DNA pattern emerges. The currently accepted standard number of areas analyzed is 13, which creates a pattern that is unique at the level of one in a hundred billion.

   The probability of two DNA samples from two individuals having the same, exact pattern of combined marker values and percentages is so low that statistically it is virtually impossible. The exceptions to this are identical twins.

   According to Dr. Eric S. Lander, Professor at MIT:
   "...Your DNA sequence is unique amongst all DNA sequences of any human that has ever lived and will live for quite some time to come. Unless you have an identical twin, in which case you do have someone who has the same DNA sequence. But apart from that, your DNA sequence is yours and yours alone. Should you choose to leave your DNA sequence behind here in some form in some biological tissue, in principle, I ought to be able to look at it and by its uniqueness know whose it is."

4. What are DNA Patents?
   DNA patents are "inventions" or "discoveries" made primarily by researchers seeking to under the function of genes, group of genes and recombined genes. Copyrights differ from patents in several ways, one of which is the difference between authorship and inventor. Inventors for example have to demonstrate that their results are replicable by any person who follows their methods. That person must pay a royalty or license fee to the inventor who owns the patent.

   Please note that patent applications have been submitted for naturally-occurring molecules, genes, cells, etc. For obvious reasons, no patents or copyright applications have been submitted for the entire human genome, or DNA map.

5. How do I Establish a DNA Copyright?
   The core element of Copyright law in the U.S. is that work produced by artists and individuals is protected upon creation. The Company is a proponent of automatic protection for each person's unique DNA Profiles under Copyright law. This means that as with all materials currently under Copyright protection, no additional actions are required upon creation of the work to prove ownership.

   However, more formal entities such as publishers, broadcasters, entertainers, etc. often provide Copyright notification as a deterrent to misappropriation, and as documentation in case of court actions. In the case when a more documented approach to copyright issues is desired, formal establishment of copyright notification procedures, such as correct placement of the well known (C) symbol, are recommended. Furthermore, artists also have the additional option of registering their work with the Federal government. This second step is not required, however it does enhance legal positions should alleged copyright infringement occur.

   To ensure copyright protection, the work must meet the following two elements:
   A) Copyright protection subsists in original works of authorship fixed in any tangible medium of expression, now known or later developed, from which they can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device. 17 U.S.C. 102(a). Additionally: The Copyright Act (Act), 17 U.S.C.S. 102(a) extends protection to original works of authorship fixed in any tangible medium of expression, now known or later developed, from which they can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device.

   B) A work is "fixed" in a tangible medium of expression when its embodiment in a copy or phone record, by or under the authority of the author, is sufficiently permanent or stable to permit it to be perceived, reproduced, or otherwise communicated for a period of more than transitory duration. 17 U.S.C. 101. A Client seeking to show ownership of their DNA provides a sample to the Company or its affiliated testing facilities, which process and analyze it, establish criteria for proof of ownership and copyright, and provides the Client with a Company Certificate of DNA Copyright. In addition, for an extra fee the Company will provide the Legal representation to process the owner's DNA Copyright through the U.S. Government's copyright office so that is registered as "a unique and individual product or work."

6. What are the Benefits of a DNA Copyright?
   Establishment of the Client's DNA in a copyright compliant state guarantees that it cannot be reproduced or utilized in any form, whether printed, electronic, photographic, biological. It cannot be borrowed, stolen, or otherwise procured and utilized without the expressed consent of the owner. While cloning itself cannot be stopped outside of domestic jurisdiction, international copyright law is much farther reaching and applicable. An additional benefit of a DNA Copyright stems from the Owner's ability to independently seek monetary or other damages, regardless of local laws prohibiting or allowing human cloning.

7. What is Involved in Sample Collection?
   Sample collection is simple, fast, and non-intrusive. Collection takes place locally at a convenient, affiliated Clinic, Hospital, or Medical Office. For an additional fee Collections can take place at the Client's place of Work or Home.

   A cotton swab (a buccal swab) is gently wiped across the inside of the Client's cheek. The swab, containing the DNA sample, is then labeled, securely stored, and transported to the lab for analysis. The Client is generally required to present the following pieces of ID:
   - Two picture IDs, such as a driver's license or state identification card,
   - Social security number
   - Birth Certificate (child)
   - A Recent 5x7 Photograph (For use on the Company's Certificate)

8. How Long does the entire DNA Copyright Process take?
   The entire DNA Copyrighting Process is approximately four weeks from the time of sample collection from the Client. This does not include the Optional registration with the U.S. Copyright Office.

9. Is the DNA Profile kept Confidential?
   To ensure the privacy of its Clients, the data the Company uses remains confidential and is utilized specifically to help individuals formally establish their DNA Copyright claims. For additional security, all physical samples are destroyed after processing and the database information is encrypted.

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

10. Can a Minor Submit a DNA Copyright?
   A minor can submit a DNA copyright after having their personal DNA Pattern analyzed and reported, however unless this is a gift item we do not recommend DNA Copyrights for minors as most do not fit the high-risk profile for DNA theft.

11. How Can I Protect Myself from DNA Theft?
   It is currently impossible to prevent a person from taking samples of your DNA. All complex living creatures such as people constantly leave traces of DNA throughout their environment in the form of hair, skin, saliva, etc. It would be impossible for you to stop a determined collector from gathering at least some of these traces. However, you can deter them from trading in those samples, or in pursuing activities such as cloning of the samples, by establishing a DNA Copyright.


DISTRIBUTION

We plan to deliver our services through our website. As of the date of this prospectus, we have an Internet service provider, web site developer and a basic web site, all of which will be necessary to execute our plan of business.

On July 15, 2003, we entered into a license agreement with Mr. Matt Sutton whereby we granted him a non-exclusive license to market services relating to the collection of DNA samples and related data. The agreement is for a term of one (1) year, commencing August 15, 2003, and the license fee due under the agreement is US$2,000.00 per month.

NEW PRODUCTS OR SERVICES.

Other than the services described in this prospectus, we currently have no new products or services announced or planned to be announced to the public.

COMPETITORS

We will face competition from all aspects of the emerging DNA-related business and industry. We will compete with pharmaceutical and other science or technology-related companies that have superior DNA-related experience and/or services which they now, or may, in the future, offer to their potential or existing customers. Many of these companies may in time offer free information and DNA-related storage facilities to their customers. Many of these companies have other sources of revenues and we rely only on the fees generated through our proposed DNA information and database services. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance of our proposed business.

Our main, existing and potential competitors for our proposed DNA storage and copyright business is any business in the pharmaceutical business or distribution of pharmaceutical products business. Below are some Websites currently offering DNA-related information:
- WWW.FAMILYTREEDNA.COM
- WWW.DNALC.ORG
- WWW.DNACENTER.COM

OUR COMPETITIVE POSITION

We believe competition takes place on many levels, including pricing, convenience in obtaining information, specialization, and breadth of services offered. We intend to serve as a content aggregator for DNA-related information on the Internet, and provide what we believe is an unbiased comprehensive information source, as well as marketplace and facilitator for DNA-related information

Our objective is to provide a service that helps the consumer cut through the often perceived clutter, confusion and noise of the marketplace and help them confidentially and quickly bring each person's DNA sequence to a copyright compliant environment.


We will attempt to brand our website WWW.YOURCLONEGUARD.COM as the consumer's partner in his or her search for the most reliable DNA databank and information source. We will attempt to provide the consumers with a one-stop shopping destination where they can access information and decision support tools, such as any related news on topics relating to DNA. However, we have no assurance we

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

will be successful in differentiating ourselves from our competitors, or that we
will  be  successful  in  providingacceptable   services  or  competing  in  the
marketplace for our services.

By offering a specialized DNA storage and information service, we will be targeting those consumers who are looking for DNA protection. We believe that consumers will pay for a service that is specialized, unbiased and comprehensive and one that helps them cut through the perceived clutter, confusion and noise of the internet marketplace and help them confidentially and quickly bring their DNA sequence to a copyright compliant environment.


We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we do not plan to own an Internet gateway, but instead we will rely on a third-party, independent and unrelated Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.


A  significant  barrier  to  entry  in  the  area  of  electronic  commerce  and communications is the secure transmission of confidential information over public networks. This will be especially important in regard to transmission of DNA-related information and data. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any compromise of our security were to occur, potential users may lack confidence in our site and our ability to protect their commerce information, such as credit card information, billing address, etc. Furthermore, we may be subject to damage claims from our users or others.


A party who is able to circumvent our security measures could misappropriate proprietary information and/or access our customers' DNA-related information and data.. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as DNA-related information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

SOURCES AND AVAILABILITY OF RAW MATERIALS

As of the date of this prospectus, we have no need for raw materials or suppliers.

CUSTOMER BASE

As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY

We have recently applied for a service mark for "yourcloneguard". We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interests, except for the web domain name: yourcloneguard.com.

GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation. However, we are affected by laws, rules and regulations directly applicable to access to or commerce on the Internet generally. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT

To date, we have not undergone any research and development, except that required to put up our website.

ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.

Our only employees at the present time are our officers and directors, who will devote as much time as they determine is necessary to carry out the business of the Company.

REPORTS TO SECURITY HOLDERS.

After the effective date of this registration statement, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

The discussion contained in this prospectus contains "FORWARD-LOOKING STATEMENTS" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD" or "ANTICIPATES" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus are applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to these differences include those discussed under the caption entitled "RISK FACTORS," as well as those discussed elsewhere in this registration statement.

We are a development stage company with limited operations or revenues. We are unable to satisfy cash requirements without management's financial support or other funding. Our management and certain investors have made $149,975 of capital contributions to our business. We anticipate, but have no assurance, that we will meet our cash requirements for the foreseeable future through the financial support of our management. Management's capital contributions will be accomplished through interest bearing promissory notes between our company and management. We have not determined the amount of funds that will be necessary for management to contribute at this time. Nor is there any assurance our management will have funds available to loan us as and when we require funds. In this event, we will be required to seek loans and/or equity funding from third parties, and there is no assurance we will be able to do so.

Over  the  next  twelve  months,   we  plan  to  further   develop  our  website
WWW.YOURCLONEGUARD.COM to provide DNA related information. Specifically, during the next 12 months, we anticipate focusing our efforts on the following specific areas of operations:
         1. Internet marketing
         2. Maintaining and enhancing content of website
         3. Licensing agreements
         4. Copyright information and services

We may require additional funds to further develop our website. In the event we need to raise additional funds, we have not yet determined how, where or when we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development, if, as and when required, or on terms favorable to the Company. If adequate funds are not available to us, we believe that our business development will be adversely affected.

The cash currently available for operations is in the sum of $53,708. This cash will be used to fund operations until approximately end of March 2005. During the period prior to March 2005, the Company may need to seek additional funding in the form of equity or debt.

Our future capital requirements will also depend on one or more of the following factors:
- market acceptance of our services;
- the extent and progress of our research and development programs;
- competing technological and market developments; and
- the costs of commercializing our services.

There can be no assurance that funding will be available on favorable terms to permit successful commercialization of our DNA services or be successful in our proposed business operations.

In addition, we have no further credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that the funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.

Until such time as our website is fully developed, we do not expect to have any significant revenues from our operations. We anticipate that if our website becomes fully operational, of which there can be no assurance, we will generate revenues from the accumulation of customer's DNA information and data, in a copyright compliant state, to the website, and through the sale of advertisements. There is no assurance that we will be successful in the DNA accumulations or licensing. We have no other proposed sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

DESCRIPTION OF PROPERTY

We do not own any real property at this time, and we conduct our business from an office at 2890 Vassar Street, Suite A, Reno, NV 89502. We are sharing a small office space at no cost with an unrelated third party. This is a competitive rate for similar space in the area.

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

The Company believes that existing facilities are adequate for its needs through March 2005. Should the Company require additional space at that time, or prior thereto, the Company believes that such space can be secured on commercially reasonable terms and without undue operational disruption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons. We are not a subsidiary of any other company. Mr. Bandenieks provided organizational services and cash in the sum of $203.62 for his 30,543,000 shares of Common Stock.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION.
Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of December 31, 2003, there were approximately 54 holders on record of our common stock.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

FINANCIAL STATEMENTS


                             BV PHARMACEUTICAL, INC.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                             (STATED IN US DOLLARS)

INDEPENDENT AUDITORS' REPORT

To the Stockholders,
BV Pharmaceutical, Inc.

We have audited the accompanying balance sheets of BV Pharmaceutical, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2003 and for the period June 30, 2000 (Date of Incorporation) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of BV Pharmaceutical, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2003 and for the period June 30, 2000 (Date of Incorporation) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans in regard to their planned financing and other matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada
January 5, 2004 except for Note 7,       CHARTERED  ACCOUNTANTS and
  which is as of January 23, 2004          CERTIFIED  PUBLIC ACCOUNTANT (NEVADA)


                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                           December 31, 2003 and 2002
                             (STATED IN US DOLLARS)


                                ASSETS                                             2003               2002
                                                                                   ----               ----
Current
   Cash                                                                    $           3,708    $              -
                                                                           =================    ================

LIABILITIES

Current
   Accounts payable                                                         $          3,600    $              -
                                                                           -----------------    ----------------

STOCKHOLDERS' EQUITY

Capital stock - Notes 3 and 7
Authorized:  100,000,000 common shares, no par value
Issued:  37,480,100 shares (2002:  37,480,100)                                        99,975              99,975
Deficit accumulated during the development stage                                (     99,867)       (     99,975)
                                                                           -----------------    ----------------
                                                                                         108                   -
                                                                           -----------------    ----------------
                                                                           $           3,708    $              -
                                                                           =================    ================


Nature and Continuance of Operations - Note 1
Subsequent Event - Note 7


                             SEE ACCOMPANYING NOTES



                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                  for the years ended December 31, 2003, 2002,
              2001, and for the period from June 30, 2000 (Date of
                       Incorporation) to December 31, 2003

                             (STATED IN US DOLLARS)


                                                                                                     June 30, 2000
                                                                                                    (Date of Incor-
                                                                                                       poration) to
                                                                   Years ended December 31,          December 31,
                                                2003               2002               2001               2003
                                                ----               ----               ----               ----

Revenue
   License fee                            $         10,000   $              -   $              -   $         10,000
                                          ----------------   ----------------   ----------------   ----------------
Administrative Expenses
   Advertising and promotion                             -              1,001                  -              1,001
   Consulting                                        3,000             17,897             17,775             38,672
   Filing fees                                         325                  -                  -                325
   Investor relations                                    -              9,996                  -              9,996
   Office and miscellaneous                            911                691                500              2,102
   Professional fees                                 5,577                  -                883              6,460
   Rent                                                  -                505                  -                505
   Intellectual property acquisition
    costs - Note 6                                       -                  -             50,000             50,000
   Website                                              79                  -                727                806
                                          ----------------   ----------------   ----------------   ----------------
                                                     9,892             30,090             69,885            109,867
                                          ----------------   ----------------   ----------------   ----------------
Net income (loss) for the period          $            108   $   (     30,090)  $   (     69,885)  $   (     99,867)
                                          ================   ================   ================   ================
Basic income (loss) per share             $         0.00     $   (      0.00)   $   (      0.00)
                                          ================   ================   ================
Weighted average number of
 shares outstanding                             37,480,100         37,431,771         37,009,386
                                          ================   ================   ================

                             SEE ACCOMPANYING NOTES



                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                  for the years ended December 31, 2003, 2002,
               2001 and for the period from June 30, 2000 (Date of
                       Incorporation) to December 31, 2003
                             (STATED IN US DOLLARS)


                                                                                                           June 30, 2000
                                                                                                          (Date of Incor-
                                                                                                           poration) to
                                                                         Years ended December 31,          December 31,
                                                      2003               2002               2001               2003
                                                      ----               ----               ----               ----
Cash flows from (used in) Operating
 Activities
   Net income (loss) for the period             $            108   $   (     30,090)  $   (     69,885)  $   (     99,867)
   Change in non-cash working capital balance
   related to operations:
     Accounts payable                                      3,600                  -                  -              3,600
                                                ----------------   ----------------   ----------------   ----------------
                                                           3,708       (     30,090)      (     69,885)      (     96,267)
                                                ----------------   ----------------   ----------------   ----------------
Cash flows from Financing Activity
   Capital stock issued                                        -             24,000             75,771             99,975
                                                ----------------   ----------------   ----------------   ----------------
Increase (decrease) in cash                                3,708       (      6,090)             5,886              3,708

Cash, beginning of the period                                  -              6,090                204                  -
                                                ----------------   ----------------   ----------------   ----------------
Cash, end of the period                         $          3,708   $              -   $          6,090   $          3,708
                                                ================   ================   ================   ================
Supplemental disclosure of cash flow
 information
   Cash paid for:
     Interest                                   $              -   $              -   $              -   $              -
                                                ================   ================   ================   ================
     Income taxes                               $              -   $              -   $              -   $              -
                                                ================   ================   ================   ================



                             SEE ACCOMPANYING NOTES



                             SEE ACCOMPANYING NOTES
                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY for
               the period June 30, 2000 (Date of Incorporation) to
                                December 31, 2003
                             (STATED IN US DOLLARS)


                                                                                             Deficit
                                                                                           Accumulated
                                                                                            During the
                                                                  COMMON STOCK             Development
                                                                  ------------
                                                            *SHARES         PAR VALUE         STAGE            TOTAL
                                                             ------         ---------         -----            -----

Capital stock subscribed pursuant to an offering
 memorandum for cash                 - at $0.000007         30,543,000   $          204  $            -   $          204
                                                            ----------   --------------  --------------   --------------
Balance, December 31, 2000                                  30,543,000              204               -              204

Capital stock issued pursuant to a private
 placement                               - at $0.01          6,777,100           67,771               -           67,771
                                         - at $0.20             40,000            8,000               -            8,000
Net loss for the period                                              -                -     (    69,885)     (    69,885)
                                                            ----------   --------------  --------------   --------------
Balance, December 31, 2001                                  37,360,100           75,975     (    69,885)           6,090
Capital stock issued pursuant to a private
 placement                               - at $0.20            120,000           24,000               -           24,000
Net loss for the period                                              -                -     (    30,090)     (    30,090)
                                                            ----------   --------------  --------------   --------------
Balance, December 31, 2002                                  37,480,100           99,975     (    99,975)               -
Net income for the year                                              -                -             108              108
                                                            ----------   --------------  --------------   --------------
Balance, December 31, 2003                                  37,480,100   $       99,975  $  (    99,867)  $          108
                                                            ==========   ==============  ==============   ==============



* The common stock issued has been retroactively restated to reflect a forward split of 1,500 new shares for one old share on January 5, 2001.

                             SEE ACCOMPANYING NOTES

                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                             (STATED IN US DOLLARS)


Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              The Company was incorporated as All Printer Supplies.com in the State of Nevada, U.S.A. on June 30, 2000. On April 17, 2003, the Company changed it name to BV Pharmaceutical, Inc.

              BV Pharmaceutical, Inc. is a DNA Profile and Copyright Bank whose core business is to establish the client's DNA in a copyright compliant state so as to guarantee that it cannot be reproduced or utilized in any form without the consent of the owner.

              The Company intends to license the process for collection of DNA samples to marketing agents on a geographical basis in order to build revenue streams.

              These financial statements have been prepared on a going concern basis. Since inception, June 30, 2000, to December 31, 2003, the Company has accumulated a deficit of $99,867. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time.

              The Company plans to obtain additional financing by loans from its director and president, however, there is no guarantee that sufficient additional funds will be received (Note 7). The Company may also solicit loans from other non-affiliated individuals, wherever, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company. The Company may also obtain additional financing by the sale of its common stock, however, the Company is not publicly listed nor is its stock currently quoted or traded and currently there are no plans for the sale of common stock. There can be no assurance that such additional funding will be available on acceptable terms, if at all The Company's services require further development and there can be no assurance that it will be successful in selling its services. During the subsequent year, the cost of developing services for sale is likely to exceed their sale proceeds.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              DEVELOPMENT STAGE

              The Company, is currently a development stage company as defined under Statement of Financial Accounting Standards ("SFAS") No. 7. As required for development stage enterprises, the statements of operations and cash flows include a total of all expenditures from inception, June 30, 2000 to December 31, 2003.

INTANGIBLES
              The Company follows SFAS No 142, "Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

FINANCIAL INSTRUMENTS
              The carrying value of the Company's financial instruments, consisting of cash and accounts payable approximates its fair value due to the short-term maturity. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

              INCOME TAXES

              The Company follows SFAS No. 109, "Accounting for Income Taxes" which requires the use of the asset and liability method for accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

              BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

              The Company reports basic earnings (loss) per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic earnings (loss) per share is computed using the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share includes the potentially dilutive effect of outstanding common stock options which are convertible into common shares.

              FOREIGN CURRENCY TRANSLATION

              Monetary items denominated in a foreign currency are translated into US dollars, the reporting currency, at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred. Foreign currency denominated revenue and expense items are translated at exchange rates prevailing at the transaction date. Gains or losses arising from the translations are included in operations.

REVENUE RECOGNITION POLICY
              Revenue from license agreements are recognized on execution of the license agreement and collectability is reasonably assured.

              WEBSITE MAINTENANCE

              Website maintenance costs are expensed as incurred.

              NEW ACCOUNTING STANDARDS

              Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        CAPITAL STOCK - Note 7

              On January 5, 2001, the Company approved a forward split of its common stock on the basis of 1,500 new for 1 old. The number of shares referred to in these financial statements has been restated wherever applicable to give retroactive effect on the forward stock split.

Note 4        FUTURE INCOME TAXES

              Future income tax assets and liabilities are recognized for temporary differences between the carrying amount of the balance sheet items and their corresponding tax values as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

              Significant components of the Company's future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

                                                           2003            2002
                                                           ----            ----
             Future income tax assets
              Net tax losses carried forward         $   22,205     $    22,242
             Less:  valuation allowance                 (22,205)        (22,242)

                                                     $        -     $         -


              The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more-likely-than-not that sufficient taxable income will be realized during the carry-forward periods to utilize all the future tax assets.

Note 5        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At September 30, 2003 the Company has net operating loss carryforwards, which expire commencing in 2022, totalling approximately $99,867, the benefit of which has not been recorded in the financial statements.

Note 6        ACQUISITION AGREEMENT

              In October 2001, the Company entered into an agreement with an unrelated private company to acquire certain patents, intellectual property and common stock and agreed to advance a non-refundable payment of $50,000 as the initial payment of a total of
              $2,000,000. Upon completion of the due diligence process, the Company elected not to proceed with the acquisition. As a result, the Company has written off the non-refundable payment of $50,000.

Note 7        SUBSEQUENT EVENT

              Subsequent   to  December  31,  2003,   the  Company   issued  two
              convertible debentures in the principal amount of $25,000 each. These debentures are convertible into common shares of the Company on the basis of $0.20 per common share for each $1 of principal and interest accrued thereon, at the option of the debenture holder, at any time within 24 months from the date of the debenture. These debentures bear interest at 10% per annum on any unpaid principal balance which may be paid, commencing on the last day of the third calendar year from the date of the debenture, in either cash or common shares at the option of the holder. If interest is paid in shares, then the shares will have a deemed value of $2.50 each.



CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The  accounting  firm of  Amisano  Hanson,  Chartered  Accountants  audited  our
financial   statements.   Since  inception,   we  have  had  no  changes  in  or
disagreements with our accountants.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM EXPENSE


SEC Registration Fee                          $   346.85
Legal Fees and Expenses                       $ 5,500.00
Accounting Fees and Expenses                  $ 3,500.00
Miscellaneous/Reserve                         $   653.15
                                              ==========
Total                                         $10,000.00

                     RECENT SALES OF UNREGISTERED SECURITIES

From June 2000 through December 2003, we issued 37,480,100 shares of our Common Stock, with no par value, under exemptions from registration provided in Regulation S promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

In December 2000, we issued 20,362 shares of our common stock to Art Bandenieks, a director and officer, and an "accredited" investor, for $203.62 cash and compensation for his services as an officer and director of the company. This transaction did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Subsequently, the company approved a forward split of the total 20,362 outstanding shares on a 1,500 for 1 basis, resulting in a total of 30,543,000 shares outstanding.

In January 2001, we issued 6,777,100 shares of our common stock at a price of $.01 per share, or aggregate cash proceeds of $67,771. This transaction involved 5 foreign purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903
(i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

In November 2001, we issued 40,000 shares of our common stock for $0.20 per share, or aggregate cash proceeds of $8,000. This transaction involved 45 purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and
(iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

The November 2001 transaction also involved 1 person in the U.S., but did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. This investor was an "accredited" investor.

In May 2002, we issued 120,000 shares of our common stock for $0.20 per share, or aggregate cash proceeds of $24,000. This transaction involved 2 purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

Subsequent to December 31, 2003, the Company issued two convertible debentures in the principal amount of $25,000 each, for a total amount of $50,000.00, to two (2) separate unrelated non-U.S. parties. The accrued principal and interest on these debentures are convertible into common shares of the Company on the basis of $0.20 per common share, at the option of the debenture holder, at any time within 24 months from the date of the debenture. These debentures bear interest at 10% per annum on any unpaid principal balance, and the unpaid balance shall be paid, on or before two (2) years from the date of the debentures, in either cash or common shares, at the option of the holder.


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


EXHIBITS



Exhibit
Number              Exhibit Description
-------             -------------------

3.1                 Articles of Incorporation

3.2                 Amendment to Articles of Incorporation

3.3                 Bylaws

4                   Instrument Defining the Right of Holders - Share Certificate

5                   Legal Opinion

23                  Consents of Experts


UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in Aldergrove, B.C., on this 16th day of March, 2004.

                             BV PHARMACEUTICAL, INC.





                               BY: /s/ ART BANDENIEKS
                               ----------------------------------
                                       ART BANDENIEKS, PRESIDENT



Date: March 16, 2004

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.





/s/ ART BANDENIEKS                       /s/  LEE SOUTHERN
------------------------------------     ---------------------------------------
    ART BANDENIEKS                            LEE SOUTHERN

    TITLE: PRESIDENT, CEO, SECRETARY          TITLE: TREASURER, CHIEF  FINANCIAL
           & DIRECTOR                                OFFICER & DIRECTOR

    DATE:  MARCH 16, 2004                     DATE: MARCH 16, 2004




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